FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 31, 1998 (this "Amendment"), amends the Credit Agreement, dated as of June 24, 1998 (the "Credit Agreement"), among RENAISSANCE U.S. HOLDINGS, INC., a Delaware corporation (the "Borrower"), the various financial institutions parties thereto (collectively, the "Lenders") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrower from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective as of December 31, 1998, the Credit Agreement shall be amended as follows:

     SECTION 1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by amending the definition of "Debt Service Coverage Ratio" in its entirety to read as follows:

          Debt Service Coverage Ratio means the ratio of (a) the sum of (i) Available Dividends plus (ii) Consolidated EBITDA plus (iii) cash and cash equivalents consisting of money market instruments or marketable securities which are rated AA- or A-1 or better by Standard & Poor's Rating Group or Aa3 or P-1 or better by Moody's Investors Services, Inc. which securities mature in less than one year on hand at the Guarantor and/or Renaissance Reinsurance Ltd. (provided the cash and cash equivalents at Renaissance Reinsurance Ltd. can be withdrawn without regulatory restrictions) as of the last day of the Computation Period to (b) Future Debt Service.

     SECTION 1.2 Amendment to Section 5.8. Section 5.8 of the Credit Agreement is amended in its entirety to read as follows:

          Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any federal or local government agency or instrumentality except (x) for such permits, licenses and consents related to assets which are sold in accordance with Section 6.3 or (y) where failure to maintain the same could not reasonably be expected to have a Material Adverse Effect.



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     SECTION 1.3 Amendment to Section 5.9.  Section 5.9 of the Credit  Agreement
is amended by inserting the following at the end thereof:

     provided further, the Borrower and its Subsidiaries may sell assets as permitted under Section 6.3.

     SECTION 1.4 Amendment to Section 6.1. Section 6.1 of the Credit Agreement is amended by deleting the numbers "1.25:1.00" and inserting "4.00:1.00" therefor.

     SECTION 1.5 Amendment to Section 6.2. Section 6.2 of the Credit Agreement is restated in its entirety to read as follows:

          Section 6.2 [Intentionally Omitted].

     SECTION 1.6 Amendment to Section 6.3. Section 6.3(b) of the Credit Agreement is amended by inserting the following at the end thereof:

     ,  and  (iv)  sales  of  assets,   including  sales  of  capital  stock  of
     Subsidiaries, provided no Default or Event of Default has occurred and is continuing.

     SECTION 1.7 Waiver of Section 7.1. The Lenders are aware of the approximately $40,000,000 after tax charge relating to Nobel to be taken in the fourth Fiscal Quarter of 1998, which charge may result in a negative net worth at Nobel and the Borrower. The Lenders waive the Default, if any, under Section 7.1(e)(i) of the Credit Agreement relating to such after tax charge.

     SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Administrative Agent to the Borrower and the Lenders.

     SECTION 2.1 Receipt of Documents. The Administrative Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

          (a) Amendment. This Amendment, duly executed by the Borrower, the Administrative Agent and the Required Lenders.

          (b) Consent. The Consent (the "Guarantor Consent") of the Guarantor in the form attached hereto.

          (c) Certificates. A Certificate of an authorized officer of the Guarantor as to the matters set forth in Section 2.3.

     SECTION 2.2 Borrower's Compliance with Warranties, No Default, etc. After giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be

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true and correct (and the Borrower,  by its execution of this Amendment,  hereby represents and warrants to the Administrative Agent and each Lender that such statements are true and correct as at such time):

          (a) the representations and warranties set forth in Article IV of the Credit Agreement shall be true and correct as of the date hereof, with the same effect as though made on such date; provided that (i) with respect to clause (a) of Section 4.2, the reference to "March 31, 1998 Quarterly Statement" shall instead be a reference to "September 30, 1998 Quarterly
     Statement" and (ii) with respect to clause (a) of Section 4.3, the reference to "March 31, 1998" shall be a reference to "September 30, 1998"; and

          (b) no Default or Event of Default shall have then occurred and be continuing.

     SECTION 2.3 Guarantor's Compliance With Warranties, No Default, etc. After giving effect to the effectiveness of this Amendment, the following statements by the Guarantor shall be true and correct:

          (a) The representations and warranties set forth in Article III of the Guaranty shall be true and correct as of the date hereof, with the same effect as though made on such date; and

          (b) No Default or Event of Default shall have then occurred and be continuing under the Guaranty.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender as follows:

     SECTION 3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment, and by the Guarantor of the Guarantor Consent are within the Borrower's and the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a)  contravene  the  Borrower's  or  the   Guarantor's   Organization
     Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or the Guarantor; or

          (c) result in, or require the creation or imposition of, any Lien on any of the properties of the Borrower or the Guarantor.

     SECTION 3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment or by the Guarantor of the Guarantor Consent.

                                      -3-


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     SECTION 3.3 Validity,  etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

     SECTION 4 MISCELLANEOUS.

     SECTION 4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 4.2 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent who may be employees of the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     SECTION 4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     SECTION 4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                RENAISSANCE U.S. HOLDINGS INC.

                                By:    /s/ John M. Lummis

                                Title: Senior Vice President and Chief Financial Officer

                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, individually and as
                                Administrative Agent

                                By:    /s/ Debra Basler
                                Title: Assistant Vice President

                                FLEET NATIONAL BANK

                                By:    /s/ [illegible]
                                Title: Senior Vice President

                                MELLON BANK N.A.

                                By:    /s/ [illegible]
                                Title: Vice President

                                DEUTSCHE BANK AG, NEW YORK AND/OR
                                CAYMAN ISLANDS BRANCH

                                By:    /s/ John S. McGill
                                Title: Vice President

                                By:    /s/ Clinton M. Johnson
                                Title: Director

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                                     FORM OF
                              AGREEMENT AND CONSENT

     The undersigned hereby agrees and consents to the terms and provisions of the foregoing First Amendment to Credit Agreement, and agrees that the Guaranty executed by the undersigned shall remain in full force and effect notwithstanding the provisions of the foregoing First Amendment to Credit Agreement.

         Dated as of: December 31, 1998

                                          RENAISSANCERE HOLDINGS, LTD.

                                          By: /s/ John M. Lummis
                                          Title: Senior Vice President and Chief
                                                     Financial Officer